                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               RIDGEVIEW, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                RIDGEVIEW, INC.
                             2101 NORTH MAIN AVENUE
                         NEWTON, NORTH CAROLINA  28658



                                                                  April 23, 1997


TO OUR SHAREHOLDERS:

     You are cordially invited to attend the Annual Meeting of Shareholders of Ridgeview, Inc. to be held at 10:00 a.m. on Tuesday, May 27, 1997 at the Newton-Conover Civic and Performance Place, 60 West Sixth Street, Newton, North Carolina. The Board of Directors looks forward to personally greeting those who are able to attend.

     The Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. It is important that your shares be represented at the meeting, whether or not you plan to attend. Accordingly, please take a moment now to sign, date and mail the enclosed proxy in the envelope provided.

     Following completion of the formal portion of the Annual Meeting, management will comment on the Company's affairs. A question and answer period will follow. We look forward to seeing you at the Annual Meeting.

                                         Sincerely,

                                         /s/ ALBERT C. GAITHER

                                         Albert C. Gaither
                                         Chairman

                                         /s/ HUGH R. GAITHER

                                         Hugh R. Gaither
                                         President and Chief Executive Officer

                                RIDGEVIEW, INC.
                             2101 NORTH MAIN AVENUE
                         NEWTON, NORTH CAROLINA  28658


                          NOTICE OF ANNUAL MEETING OF
                      SHAREHOLDERS TO BE HELD MAY 27, 1997


TO THE SHAREHOLDERS OF RIDGEVIEW, INC.:

     The Annual Meeting of Shareholders of Ridgeview, Inc. (the "Company") will be held at the Newton-Conover Civic and Performance Place, 60 West Sixth Street, Newton, North Carolina on Tuesday, May 27, 1997 at 10:00 a.m., Eastern Standard Time, for the following purposes:

           1. To elect nine directors for a one-year term and, in each case, until their successors are elected and qualified;

           2. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the year ending December 31, 1997; and

           3. To transact such other business as may properly come before the meeting or any reconvened session thereof.

     The Board of Directors has fixed the close of business on Tuesday, April 10, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any reconvened session thereof.

     YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU HOLD ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE THAT IS PROVIDED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND THE GIVING OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

     This notice is given pursuant to direction of the Board of Directors.


                                          /s/ J. MICHAEL GAITHER

                                          J. Michael Gaither
                                          Secretary

                                RIDGEVIEW, INC.
                             2101 NORTH MAIN AVENUE
                         NEWTON, NORTH CAROLINA  28658


                                PROXY STATEMENT


     The accompanying proxy is solicited by the Board of Directors of Ridgeview, Inc. (the "Company"), for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, May 27, 1997, at the Newton-Conover Civic and Performance Place, 60 West Sixth Street, Newton, North Carolina and at any reconvened session thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting. If a choice has been specified by the shareholder as to any matter referred to on the proxy the shares will be voted accordingly. If no choice is indicated on the proxy, the shares will be voted in favor of the election of the nine nominees named herein and in favor of the other proposal. A shareholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting by a shareholder who has signed a proxy does not alone revoke that proxy; the proxy may be revoked by a later dated proxy or by notice to the Secretary at the meeting. At the meeting, votes will be counted by written ballot.

     At the Annual Meeting shareholders will be asked to:

           1. Elect nine directors for a one-year term and, in each case, until their successors are elected and qualified;

           2. Ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the year ending December 31, 1997; and

           3. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The representation in person or by proxy of a majority of the votes entitled to be cast will be necessary to provide a quorum at the Annual Meeting. Provided a quorum is present, directors will be elected by a plurality of the votes cast. With respect to the election of directors, votes may be cast in favor of nominees or withheld. Withheld votes and shares not voted will not be treated as votes cast and, therefore, will have no effect on
the proposal to elect directors.   Ratification of the appointment of the
Company's independent auditors and the approval of any other business which properly comes before the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock voted. Abstentions and shares not voted will not be treated as votes cast and, therefore, will have no effect on the vote for any such proposal.

     Only shareholders of record as of the close of business on April 10, 1997, will be entitled to vote at the Annual Meeting. The approximate date on which this proxy statement and form of proxy were first sent or given to shareholders is April 23, 1997. The cost of preparing, printing and mailing this proxy statement to shareholders will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone without compensation by the Company other than their regular salaries. The Company may request banks, brokers, and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies.

                         OUTSTANDING VOTING SECURITIES

     The Board of Directors has set the close of business on April 10, 1997 as the record date for determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the record date, the Company had 3,000,000 shares of its Common Stock, $.01 par value per share (the "Common Stock"), issued and outstanding. Each issued and outstanding share of Common Stock is entitled to one vote per share with respect to all matters to be acted upon at the Annual Meeting.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of the record date by: (i) each person known to the Company to beneficially own more than five percent of the Common Stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all executive officers and directors as a group.


                                                  NUMBER OF
                                                     SHARES
                                               BENEFICIALLY   PERCENTAGE
           NAME (1)                               OWNED (1)  COMMON STOCK (1)
           --------                            ------------  ----------------
           Robert E. Cline (2)                      217,759        7.3%
           J. Robert Gaither, Jr. (3)               204,268        6.8
           Grace W. Gaither (3)                     204,268        6.8
           James C. Gaither (4)                     184,097        6.1
           Rachel C. Gaither (4)                    184,097        6.1
           Albert C. Gaither (5)                    168,347        5.6
           Ann Heafner Gaither (5)                  168,347        5.6
           Hugh R. Gaither                           54,366        1.8
           Claude S. Abernethy, Jr. (6)              44,557        1.5
           William D. Durrant                        45,488        1.5
           Susan Gaither Jones                       35,732        1.2
           Walter L. Bost, Jr.                       30,151        1.0
           J. Michael Gaither                        22,666        1.0
           George Watts Carr, III (7)                 1,000         *
           Charles M. Snipes (8)                      1,000         *
           Joseph D. Hicks (9)                          ---         *
           All directors and executive
           officers as a group (13 persons)         455,909       15.2%

---------------------

(1) Beneficial ownership is based upon information available to the Company or furnished by the respective shareholders, directors and executive officers. Except as otherwise indicated, the address of the shareholder is c/o Ridgeview, Inc., 2101 North Main Avenue, Newton, NC 28658. An "*" indicates less than one percent.
(2)  Robert E. Cline's address is P.O. Box 2343, Hickory, NC 28603.
(3) Of the 204,268 shares of Common Stock beneficially owned by J. Robert Gaither, Jr. and his wife, Grace W. Gaither, 96,611 are owned of record by Mr. Gaither and 107,657 are owned by record by Mrs. Gaither.

(4)  The address for these shareholders is Route 2, Box 199, Conover, NC
     28613.  Of the 184,097 shares of Common Stock beneficially owned by James
     C. Gaither and his wife, Rachel C. Gaither, 153,577 are owned of record by Mr. Gaither and 30,520 are owned of record by Mrs. Gaither.
(5) Of the 168,347 shares of Common Stock beneficially owned by Albert C. Gaither and his wife, Ann Heafner Gaither, 137,311 are owned of record by Mr. Gaither and 31,036 shares are owned of record by Mrs. Gaither.
(6) The address of this shareholder is 110 South College Avenue, Newton, NC 28658. Of the 44,557 shares of Common Stock beneficially owned by Mr. Abernethy, 2,576 are owned of record by his wife, Raenelle Abernethy, and 22,536 are owned by certain persons with whom Mr. Abernethy shares voting or dispositive power.
(7) The address of this shareholder is 3101 North Elm Street, Greensboro, NC 27408.
(8)  The address of this shareholder is 23 N. Main Street, Granite Falls, NC
     28630.
(9)  The address of this shareholder is 489 Siecor Park, Hickory, NC 28601.


                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors consists of nine directors. Directors are elected annually and serve until the next annual meeting of shareholders and their successors are elected and qualified. Nine directors are to be elected at this Annual Meeting. Each of the nominees is a current member of the Board of Directors.

     The following table provides certain information with respect to the Company's nominees for directors. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES LISTED BELOW.



      NAME                      AGE  POSITION
      -----------------------   ---  --------
      Albert C. Gaither         65   Chairman and Director
      Hugh R. Gaither           46   President, Chief Executive Officer and Director
      William D. Durrant        59   Executive Vice President and Director
      Susan Gaither Jones       36   Vice President and Director
      J. Michael Gaither        45   Secretary and Director
      Claude S. Abernethy, Jr.  69   Director
      George Watts Carr, III    54   Director
      Joseph D. Hicks           54   Director
      Charles M. Snipes         63   Director

     Albert C. Gaither has been a director since 1958 and Chairman of the Company since January 1992. From January 1980 through December 1991 he served as the Company's President, and from January 1992 until September 1995 was the Company's Chief Executive Officer. He received a B.A. from Davidson College in 1956 and has been employed by the Company since 1956. Mr. Gaither is Susan Gaither Jones' father and a cousin of Hugh R. Gaither and J. Michael Gaither.

     Hugh R. Gaither has been a director since 1977 and President of the Company since January 1992. Since September 1995, he also has served as the Company's Chief Executive Officer. Mr. Gaither served as Vice President of the Company from January 1980 to January 1992. He joined the Company in 1975 after receiving a B.A. from Davidson College and a M.B.A. from the University of North Carolina at Chapel Hill. During 1994 and 1995, Mr. Gaither served as Chairman of the

National Association of Hosiery Manufacturers. Mr. Gaither is J. Michael Gaither's brother and a cousin of Albert C. Gaither and Susan Gaither Jones.

     William D. Durrant who was elected to his current position in September 1995, has been employed by the Company since 1976 and has been a director since
1979.   From January 1992 until September 1995, Mr. Durrant served as Senior
Vice President (Sales and Marketing) for the Company's sports sock division. From July 1976 until December 1992, he served as Vice President (Sales) for the sports sock division.

     Susan Gaither Jones has been a Vice President of the Company since January 1992 engaged principally in sales, marketing and customer service activities related to the Company's women's hosiery division. She has been employed by the Company in various positions since 1984 and a director since 1991. Ms. Jones received a B.A. in Psychology from Appalachian State University in 1982. Ms. Jones is Albert C. Gaither's daughter and a cousin of Hugh R. Gaither and
J. Michael Gaither.

     J. Michael Gaither is Vice President and General Counsel of J.H. Heafner Company, Inc., a privately owned firm located in Lincolnton, North Carolina engaged in manufacturing and distributing motor vehicle tires. Mr. Gaither, who has been a director since 1980, received a B.A. from Duke University in 1974 and a J.D. from the University of North Carolina School of Law in 1977. Mr. Gaither is Hugh R. Gaither's brother and a cousin of Albert C. Gaither and Susan Gaither Jones.

     Claude S. Abernethy, Jr. has been a Senior Vice President of Interstate/Johnson Lane Corporation, a New York Stock Exchange member firm, since 1963. Mr. Abernethy received a B.A. from Davidson College and a M.B.A. from Harvard University. He has been a director since 1969 and is a director of Interstate/Johnson Lane, Inc., the parent of Interstate/Johnson Lane Corporation, and Air Transportation Holding Company, an air freight company.

     George Watts Carr, III is the President of Cone Denim North America, a division of Cone Mills Corporation, a position he assumed effective in October 1996. From 1993 to October 1996, he was employed by the North Carolina Department of Commerce, first as Director of Business and Industry Development and most recently as President of the North Carolina Partnership for Economic Development. From 1991 to 1992, Mr. Carr was employed by Unifi, Inc., one of the Company's principal suppliers of yarn, as Senior Vice President (Marketing) of the hosiery division. From 1970 to 1991, he was employed by Macfield, Inc., a yarn manufacturer, where he held various management positions in customer service, manufacturing and marketing and served as President of the hosiery division from 1981 to 1991 and as a director.

     Joseph D. Hicks is the President and Chief Executive Officer and a director of Siecor Corporation, a privately-held fiber optics cable company. Mr. Hicks, who has worked at Siecor Corporation since 1979, received a B.S.E.E. from the University of Kentucky in 1966 and a M.B.A. from the University of Maryland in 1970. Prior to his employment by Siecor Corporation, Mr. Hicks held various positions with Motorola, Inc.

     Charles M. Snipes is the President and a member of the Board of Directors of Bank of Granite Corporation, a bank holding company, and has been President and Chief Executive Officer since 1994 and a director since 1982 of its principal subsidiary, Bank of Granite. He serves as a director of Vanguard Furniture, Inc., First Factors, Inc. and Ingold Company, Inc., all of which are privately-held companies. Mr. Snipes received a B.A. from Lenoir-Rhyne College in 1958.

TERMS OF DIRECTORS AND OFFICERS

     All directors hold office until the next annual meeting of shareholders and their successors have been duly elected and qualified. The Company's executive officers are appointed by and serve at the discretion of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors established a Compensation Committee in November 1996 to make recommendations concerning salaries and incentive compensation for executive officers and other employees of the Company and administer the Company's stock-based compensation plans.

     At the same time, the Board of Directors also established an Audit Committee to make recommendations to the Board of Directors regarding the selection of the Company's independent auditors, review the Company's internal controls and confer with and make recommendations to the Company's independent auditors concerning the scope and results of their annual audit. J. Michael Gaither and Messrs. Abernethy and Snipes serve as the members of the Audit Committee. Messrs. Abernethy, Carr, and Hicks presently serve as the members of the Compensation Committee. The Compensation Committee was not involved in the determination of compensation paid to executive officers for 1996.

COMPENSATION OF DIRECTORS

     The Company pays its directors who are not compensated as officers or employees of the Company an annual retainer fee of $5,000 and a fee of $500 for each meeting of the Board of Directors or any committee thereof attended (other than any such committee meeting held in conjunction with a meeting of the full board). The Company also reimburses each director for out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its committees.

Each outside director who qualifies as an "independent director" under Schedule D of the Bylaws of the National Association of Securities Dealers, Inc. ("eligible directors") is eligible to participate in the Outside Directors Stock Option Plan (the "Directors Plan"). Under the Directors Plan, each eligible director received an option to purchase 500 shares of Common Stock upon completion of the Company's initial public offering. The exercise price of these options was $8.00 per share, the closing price of the Common Stock on its first day of trading. Each new eligible director will automatically be granted an option to purchase 500 shares of Common Stock at the fair market value on the date of his or her initial election to the Board of Directors. On each anniversary of an eligible director's election to the Board of Directors, he or she will be granted an option to purchase 500 shares of Common Stock at the then fair market value, provided that the director shall have continuously served as a director of the Company and the number of shares of Common Stock available under the Directors Plan is sufficient to permit such grant. Options granted under the Directors Plan are nonqualified stock options, vest in three equal installments on each anniversary of the option grant and expire 10 years from the date of grant. The Directors Plan is designed to operate automatically and is not expected to require administration. To the extent administration is required, it will be provided by a committee of the Board of Directors consisting of two or more disinterested directors appointed by the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table summarizes all compensation paid to the Company's five most highly compensated executive officers (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE
                                                           ANNUAL COMPENSATION
                                                          ----------------------         ALL OTHER
NAME AND PRINCIPAL POSITION                         YEAR  SALARY ($)  BONUS ($)     COMPENSATION $ (*)
---------------------------                         ----  ----------  ----------    ------------------
Hugh R. Gaither                                     1996   204,000      14,872            6,726
 President and Chief Executive Officer              1995   180,000      90,165            7,882

Albert C. Gaither                                   1996   130,000      10,767           13,698
 Chairman                                           1995   168,000      89,826           14,011

William D. Durrant                                  1996   180,000      13,949           11,163
 Executive Vice President                           1995   166,000      96,570           10,216

Walter L. Bost, Jr.
 Executive Vice President and Chief                 1996   132,000       7,075            2,575
 Financial Officer                                  1995   108,000      35,179            2,104

Susan Gaither Jones                                 1996    85,500      18,215            5,821
 Vice President                                     1995    96,000      21,613            5,469

--------------

* All other compensation paid in 1996 consists of the following: (i) the amounts shown for Hugh R. Gaither, Albert C. Gaither, Mr. Durrant and Ms. Jones include $4,000 in director fees; (ii) The amount shown for Albert C. Gaither includes $2,264 which represents the present value of the imputed interest for premiums paid by the Company under a split-dollar life insurance arrangement;
(iii) the amounts shown for Hugh R. Gaither, Albert C. Gaither, Messrs. Durrant and Bost, and Ms. Jones include $1,226, $5,349, $4,788, $460 and $403, respectively, representing the dollar value of term life insurance premiums paid by the Company during 1996; and (iv) the amounts shown for Hugh R. Gaither, Albert C. Gaither, Messrs. Durrant and Bost and Ms. Jones also include contributions made by the Company to the Company's 401(k) Plan in the amounts of $1,500, $2,085, $2,375, $2,115, and $1,418, respectively.

PERFORMANCE GRAPH

     The performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following is a comparative performance graph which compares the percentage change of cumulative total shareholder return on the Common Stock with (a) the total return index of The Nasdaq Stock Market (US Companies) (the "Broad Index") and (b) the total return index for a peer group of companies selected by management (the "Peer Group Index"). The peer group is comprised of the following six companies, all of which are textile manufacturing companies: Fruit of the Loom, Inc., Hampshire Group, Ltd., Russell Corporation, Starter Corporation, Tultex Corporation and VF Corporation. The graph assumes the investment of $100 in the Common Stock, the Broad Index and the Peer Group Index on November 1, 1996, the first date on which the Common Stock began trading, and the reinvestment of any dividends paid. No cash dividends have been declared on the Common Stock. Shareholder returns over the indicated period of two months should not be considered indicative of future shareholder returns.


                                    [GRAPH]

                                 LEGEND
SYMBOL       INDEX                            11/01/96     12/31/96
------       -----                             -------     --------
- - - - -    Ridgeview, Inc.                     100.0         92.2
- - - ---    Nasdaq Stock Market (US Companies)  100.0        106.1
- - - - - -  Peer Group Index                    100.0        103.6

NOTES:
 A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
 B. The indices are have been reweighted daily, using the market capitalization on the previous trading day.
 C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding day is used.

SALARY CONTINUATION AGREEMENTS

     The Company has entered into salary continuation agreements with each of the Named Executive Officers. For each Named Executive Officer other than Albert C. Gaither, the agreements provide that upon retirement, death or disability, the officer or his or her designated beneficiary, as applicable, will receive for a period of 15 years monthly payments equal to 60% of the highest monthly base salary paid to the officer during the term of his or her employment. At 1996 salary levels the annual benefit that would be payable under these agreements to Hugh R. Gaither, Messrs. Durrant and Bost and Ms. Jones or their beneficiaries would be $122,400, $108,000, $79,200 and $57,600, respectively. The retirement benefits payable to each of the Named Executive Officers, other than Albert C. Gaither whose retirement benefit is fully vested, will be 25% vested when the officer reaches age 50, 50% at age 55 and 100% at age 60. The salary continuation agreement entered into with Albert C. Gaither provides for monthly payments of $3,000 for a period of 15 years commencing upon Mr. Gaither's retirement or death. The Company's obligations under all salary continuation agreements are unsecured and are not required to be funded. The Company has elected to partially fund its obligations under these agreements through the purchase of life insurance policies that are expected to provide a return to the Company that will approximately offset its liability. The compensation expense associated with these agreements is recognized over the term of the officers' employment.

TRANSACTIONS WITH AND ACQUISITION OF AFFILIATE

     Immediately prior to the completion of its initial public offering in November 1996, the Company acquired all of the issued and outstanding shares of Interknit, Inc. ("Interknit"), a corporation affiliated with the Company through common ownership of its shares by eight persons who are also shareholders, and five of whom are executive officers, of the Company. Interknit sold substantially all of its output of greige goods to, and purchased a portion of its raw materials requirements from, the Company from January 1994, when Interknit commenced operations, until it was acquired by the Company. In addition, the services of several of the executive officers of the Company were provided to Interknit from time to time without consideration prior to its acquisition. The purchase and sale transactions between the Company and Interknit during the Company's two most recent years and the ten months ended October 31, 1996 are summarized in the table below.


                                                                                        PERCENTAGE OF
                                     PURCHASES BY    PERCENTAGE OF             SALES  INTERKNIT'S RAW
                                      THE COMPANY    INTERKNIT'S      BY THE COMPANY         MATERIAL
                                   FROM INTERKNIT    NET SALES          TO INTERKNIT        PURCHASES
                                   --------------    -------------    --------------  ---------------
Year ended December 31, 1994           $2,338,000             100%          $266,000              19%
Year ended December 31, 1995            3,162,000              82            289,000              11
Ten months ended October 31, 1996       4,236,000              73             67,000               2

     When the Company began planning for its initial public offering in early 1995, it was advised by the prospective underwriters to combine the operations of Interknit and the Company. A committee comprised of four directors of the Company (two of whom were not shareholders of Interknit) was appointed to study the proposed acquisition and (with one of the independent directors dissenting) recommended the Company proceed with the acquisition. On August 15, 1996, the Board of Directors met and unanimously (including the director who previously dissented) approved the Share Exchange Agreement pursuant to which the shareholders of Interknit transferred all of the 500 issued and outstanding shares of capital stock of Interknit to the Company in exchange for an aggregate of 240,000 shares of Common Stock (the "Exchange"). Upon consummation of the Exchange, the following directors, executive officers and greater than five percent shareholders of the Company received the number of shares of Common Stock set forth opposite their names below.


                                    NUMBER OF SHARES
                                    OF COMMON STOCK
                                    ----------------
        Hugh R. Gaither                   37,200
        William D. Durrant                37,200
        Walter L. Bost, Jr.               24,000
        Albert C. Gaither                 16,800
        Susan Gaither Jones               16,800
        J. Michael Gaither                 8,400
        J. Robert Gaither, Jr.             8,400

     The aggregate number of shares issued to the shareholders of Interknit was determined by the Company in part on the basis of a valuation of Interknit's business performed by Interstate/Johnson Lane Corporation ("Interstate"), one of the managing underwriters of the initial public offering, by dividing the value derived by Interstate by $10.00 (the mid-point of the original estimated initial public offering price per share for the Common Stock). Based on the $8.00 per share closing price of the Common Stock on the first day of trading, the 240,000 shares of Common Stock issued in the Exchange had an aggregate value of $1,920,000.

     The offer and sale of the shares of Common Stock to the shareholders of Interknit pursuant to the Share Exchange Agreement was exempt from registration under the Securities Act of 1933 pursuant to the exemption from registration set forth in Section 4(2) of the Act for transactions not involving any public offering. The 240,000 shares of Common Stock issued in connection with the acquisition are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, and therefore must be held for at least one year before being eligible for public resale.

SUPPLEMENTAL RETIREMENT BENEFIT

     In December 1992, J. Robert Gaither, Jr., the Company's former Chairman, retired after more than 45 years of employment with the Company. Until August 15, 1996, when he submitted his resignation, he continued to serve as a director of the Company. From the date of his retirement in 1992 until December 31, 1995, the Company continued to pay Mr. Gaither approximately $105,000 annually. During such three-year period, the Company also paid him $36,000 annually under a salary continuation agreement entered into while he was still employed as an executive officer of the Company.

     In December 1995, the Company and Mr. Gaither entered into an amendment to his salary continuation agreement pursuant to which the Company agreed to pay him, in addition to the $36,000 the Company is obligated to pay him annually for another 12 years, a supplemental retirement benefit of $84,000 annually for seven years. In the event of his death before the end of the seven-year period, the Company's obligation will continue until the end of such period and the payments will be made to his designated beneficiary. In 1995, the Company accrued a liability and recorded an expense of $500,000 for this obligation.

                                   PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected BDO Seidman, LLP as the independent auditors to audit the financial statements of the Company for the year ending December 31, 1997. A representative of BDO Seidman, LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent of the Common Stock to file initial reports of ownership and reports of changes in their ownership of the Common Stock with the Commission. Officers, directors and greater than ten percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports received by the Company, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent shareholders were complied with during the year ended December 31, 1996.

                     SHAREHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     A shareholder intending to present a proposal at the 1998 Annual Meeting of Shareholders must deliver the proposal in writing to the attention of the Company's Secretary at the Company's principal offices at 2101 North Main Avenue, Newton, North Carolina 28658 no later than January 27, 1998. It is suggested that proposals be submitted by certified mail-return receipt requested.

                         TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.


                                        By Order of the Board of Directors

                                        /s/ J. MICHAEL GAITHER

                                        J. Michael Gaither
                                        Secretary

April 23, 1997

                                                                      APPENDIX A


                                RIDGEVIEW, INC.

                          PROXY SOLICITED ON BEHALF OF
                   THE BOARD OF DIRECTORS OF RIDGEVIEW, INC.

    The undersigned hereby appoints Albert C. Gaither, Hugh R. Gaither and Walter L. Bost, Jr., and each of them, proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Ridgeview, Inc. (the "Company"), to be held at 10:00 a.m., on Tuesday, May 27, 1997, at the Newton-Conover Civic and Performance Place, 60 West Sixth Street, Newton, North Carolina, and at any adjournments thereof, to vote the number of shares which the undersigned would be entitled to vote if present in person in such manner as such proxies may determine, and to vote on the following proposals as specified below by the undersigned.

(1) Election of Directors:

    [ ] VOTE FOR all nominees listed below               [ ] WITHHOLD AUTHORITY to vote for all
      (except as marked to the contrary below)             nominees listed below

              Albert C. Gaither    Hugh R. Gaither    William D. Durrant    Susan Gaither Jones    J. Michael Gaither
                    Claude S. Abernethy, Jr.    George Watts Carr, III    Joseph D. Hicks    Charles M. Snipes

        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

--------------------------------------------------------------------------------

(2) To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the year ending December 31, 1997.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IN THE ABSENCE OF SPECIFIED DIRECTIONS, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY AND IN FAVOR OF THE OTHER PROPOSAL LISTED IN THIS PROXY. The proxies are also authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

If signing as attorney, administrator, executor, guardian, trustee or as a custodian for a minor, please add your title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, please sign in the partnership's name.

                                              X
                                              ----------------------------------

                                              X
                                              ----------------------------------

                                              Dated:                       ,1997
                                                    -----------------------